 Exhibit 10.2

AMENDMENTS TO EMPLOYMENT AGREEMENTS

ARIAD Pharmaceuticals, Inc. (the “Company”) entered into an amendment to the employment agreement between the Company and each of the following executive officers, in April or May 2007, to extend the term of employment thereunder as follows:

	Term of Agreement Extended
Name and Title	From	To
	(December 31 of each year)
Harvey J. Berger, M.D. Chairman and Chief Executive Officer	2009	2011
Laurie A. Allen, Esq. Senior Vice President, Legal and Business Development,Chief Legal Officer and Secretary	2008	2010
David L. Berstein, Esq. Senior Vice President, Chief Patent Counsel	2008	2010
Timothy P. Clackson, Ph.D. Senior Vice President, Chief Scientific Officer	2008	2010
Edward M. Fitzgerald Senior Vice President, Finance and Corporate Operations,Chief Financial Officer and Treasurer	2008	2010
John D. Iuliucci, Ph.D. Senior Vice President, Chief Development Officer	2008	2010
Richard W. Pascoe Senior Vice President, Chief Commercial Officer	2007	2010

The term of employment for each officer is thereafter subject to automatic renewal for successive one-year terms (three-year terms in the case of Dr. Berger) absent notice to the contrary by either party.